FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2008

GRAND MONARCH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52715	20-8023849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5118 Hunt Club Road,
Racine, Wisconsin 53402

(Address of principal executive offices)

Registrant’s telephone number, including area code 262-652-3662

_____________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 5, 2008, the registrant appointed Mr. Tad M. Ballantyne as the registrant’s new President, Secretary and sole director pursuant to a written consent of directors.

Also on February 5, 2008, Mr. Joseph Meuse resigned with immediate effect as the registrant’s President, Vice President, Secretary, Treasurer and director.

Mr. Ballantyne serves as President and Secretary at the pleasure of the board of directors.

Mr. Ballantyne shall serve as director of the registrant until the next annual meeting of stockholders or until his prior death, resignation or removal.

Mr. Ballantyne, age 52, is and was appointed as an independent member of the board of directors of Empire Energy Corporation International in October 2005 and has served as President of their subsidiary, Pacific Rim Foods Ltd. since March 2006. Mr. Ballantyne has been CEO of Hoopeston Foods, Inc. since March of 2004. Mr. Ballantyne is a director and chairman of the audit committee of Life Partners Holdings, Inc., and is an officer and director of several private companies including BR Industries, Inc, Hoopeston Foods, Inc., Thomsen Group LLC., Jilin Jimei Foods, Ltd., Pacific Rim Foods Ltd., and other companies engaged in manufacturing and food processing industries as well as real estate acquisition. During 2003, Texas Steel Partners Inc., a Texas-based steel foundry, filed for reorganization and was liquidated pursuant to a bankruptcy Chapter 7 conversion. Mr. Ballantyne was an officer and director and 50% shareholder of Texas Steel Partners. During the last 15 years, Mr. Ballantyne has been, on a global basis, in the business of acquiring and operating troubled companies or assets being divested by public and private companies. In addition, he has been both an officer and director of a public company, Amacan Resources Corporation, previously engaged in the oil and gas business. He holds a Bachelor of Arts degree in business management from the University of Wisconsin.

Family relationships

Mr. Ballantyne is presently the sole director and sole officer of the registrant.

Certain relationships and related transactions

Mr. Ballantyne is the sole director, officer and shareholder of Ballantyne Food Acquisition, Corp, which owns 100,000 shares of common stock of the registrant, being all the issued and outstanding shares of the registrant.  Other than the security ownership, the registrant has no other related transactions with Mr. Ballantyne.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 13, 2008

GRAND MONARCH HOLDINGS, INC.

By: /s/ Tad M. Ballantyne

Tad M. Ballantyne

President